EXHIBIT 99.1

WCA Waste Corporation Announces 2006 Financial Results

  * Revenue Increased 31% to $149.5 million
  * Operating Income Increased 37% to $23.4 million
  * Internal Growth of 11.6%

HOUSTON, March 5, 2007 (PRIME NEWSWIRE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the fourth quarter and the fiscal year ended December 31, 2006. For the twelve months ended December 31, 2006, revenue increased 31.0% to $149.5 million over the $114.1 million for the same period last year. Operating income increased 37.0% to $23.4 million over the $17.1 million for the twelve months ended December 31, 2005. Net income available to common stockholders for the twelve months ended December 31, 2006 was $1.4 million, or $0.09 per share, compared to $3.5 million, or $0.22 per share, for the same period in 2005. Excluding the write-off of deferred financing costs and debt discount, and gains (losses) on interest rate swap agreements, net income available to common stockholders would be $3.1 million, or $0.19 per share, for the twelve months ended December 31, 2006.

For the fourth quarter of 2006, revenue increased 14.3% to $37.4 million over the $32.7 million that was reported for the same period last year. Operating income increased 19.1% to $5.2 million over the $4.4 million that was reported for the quarter ended December 31, 2005. The Company reported net income available to common stockholders for the quarter of $0.4 million, or $0.02 per share, compared to net income of $0.6 million, or $0.03 per share, for the fourth quarter last year.

Tom Fatjo, Chairman of WCA Waste Corporation, stated, "During 2006 our management devoted a substantial amount of time completing a capital plan which provided $225 million of capital available for expansion. During the first two months of 2007 we have successfully invested approximately $45 million on completed acquisitions. This has increased our 'run-rate' revenue by more than 10%. At the time of WCA's IPO in June of 2004 we stated our 3-4 year goals were to increase revenue from $60 million to $200 million, EBITDA from $18 million to $60 million and landfills owned from 13 to 25. We are clearly on schedule to achieve these goals by the end of 2007."

"At the beginning of 2006 we provided guidance for the year, and achieved these goals:

  * Revenue to exceed $140 million, a 23% increase over 2005, actual
    $149.5 million, a 31% increase over 2005;
  * Operating income to exceed $21 million, a 24% increase over 2005, actual $23.4 million, a 37% increase over 2005; and
  * EBITDA to exceed $40 million, a 25% increase over 2005, actual
    $42.7 million, a 32.6% increase over 2005."

"The new 2006 capital plan was a long-term strategic decision. Although we anticipate strong increases in revenue and EBITDA in 2007, prior to acquisitions there will be a short-term decrease in EPS because of the higher average interest rate on our new borrowings and a 5% payment-in-kind preferred dividend. With a consistent capital structure in place during 2007, expected increases in revenue and EBITDA in 2008 should produce a corresponding increase in EPS in 2008."

"WCA's new capital structure provides the opportunity to focus on longer-term goals. We think that a 3-4 year forecast is more appropriate than a one year forecast for a growth company."

"During the 3-4 years following 2007 we expect to accomplish the following goals:

  * Revenue to increase from approximately $200 million to $400 million;
  * EBITDA to increase from approximately $60 million to $120 million;
    and
  * Company owned landfills to increase to 35."

"As stated earlier, the Company has invested approximately $45 million on acquisitions during the first two months of 2007. We expect to selectively invest at least $100 million on acquisitions during 2007."

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consists of 23 landfills, 24 transfer stations/material recovery facilities and 29 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ Global Market System under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1736

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our plans, objectives, goals, expectations or intentions and other statements that are not historical facts are forward-looking statements. For example, descriptions of strategy are forward looking statements, including descriptions of our acquisition strategy and the benefits of any acquisition or potential acquisition.

Statements concerning "run-rates" are also forward looking statements, are not audited or based on GAAP and are made based on estimations from information provided to us by the acquired companies and from other sources and estimates developed by us. In this press release we provide "run-rate" estimates for acquired subsidiaries; in other presentations and reports, we provide "run-rate" estimates with respect to us and also separately with respect to one or more acquired businesses. We determine the period over which to calculate a "run-rate" based on factors we deem to be reasonable. In computing revenue "run-ratee" as of the end of any given period we generally annualize the average of monthly revenues of the companies that we acquired for the period prior to acquisition (which is the "run-rate" for the acquired businesses). Actual revenues may or may not equal the estimated "run-rate." For entities that were previously owned by us, we calculate "run-rate" based on the period that we originally owned these entities.

The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. We caution that forward-looking statements are not guarantees, are based upon the current beliefs and expectations of WCA's management, and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.

As to acquisitions and acquisition strategies, on which our future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; rapid growth may strain our management, operational, financial and other resources; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; and we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons.

Moreover, our results will be subject to a number of operational and other risks, including the following: we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Business -- Risk Factors" and "-- Cautionary Statement About Forward-Looking Statements" included in our Annual Report on Form 10-K for the year-ended December 31, 2005 and our Current Report on Form 8-K filed on June 20, 2006, to which we refer you for additional information.

                        WCA Waste Corporation
            Condensed Consolidated Statement of Operations
                              (Unaudited)

                           Three Months Ended     Fiscal Year Ended
                              December 31,          December 31,
                          --------------------  --------------------
                             2006       2005       2006       2005
                          ---------  ---------  ---------  ---------
                           (In thousands, except per share amounts)

 Revenue                  $  37,384  $  32,708  $ 149,497  $ 114,143
 Expenses:
   Cost of services          24,345     21,337     95,991     73,933
   Depreciation and
    amortization              4,835      4,498     19,070     14,795
   General and
    administrative:
     Stock-based
      compensation charge       299        189      1,118        509
     Other general and
      administrative          2,664      2,282      9,892      7,802
                          ---------  ---------  ---------  ---------
                             32,143     28,306    126,071     97,039
                          ---------  ---------  ---------  ---------
 Operating income             5,241      4,402     23,426     17,104
 Other income (expense):
   Interest expense, net     (3,459)    (3,753)   (15,632)   (10,366)
   Write-off of deferred
    financing costs and
    debt discount                --         --     (3,240)    (1,308)
   Net gain on terminated
    interest rate swap           --         --      3,980         --
   Unrealized gain (loss)
    on interest rate swap       418         --     (3,393)        --
   Other                         88        259        192        286
                          ---------  ---------  ---------  ---------
                             (2,953)    (3,494)   (18,093)   (11,388)
                          ---------  ---------  ---------  ---------

 Income before income
  taxes                       2,288        908      5,333      5,716
 Income tax provision          (999)      (355)    (2,313)    (2,248)
                          ---------  ---------  ---------  ---------
 Net income                   1,289        553      3,020      3,468
 Accrued payment-in-kind
  dividend on preferred
  stock                        (938)        --     (1,603)        --
                          ---------  ---------  ---------  ---------
 Net income available to
  common stockholders     $     351  $     553  $   1,417  $   3,468
                          =========  =========  =========  =========

 PER SHARE DATA
  (Basic and diluted):

 Net income available to
  common stockholders     $    0.02  $    0.03  $    0.09  $    0.22
                          =========  =========  =========  =========

 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Basic)        16,381     16,279     16,360     15,579
                          ---------  ---------  ---------  ---------
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Diluted)      16,423     16,324     16,385     15,641
                          ---------  ---------  ---------  ---------

                        Non-GAAP Financial Measures
 ------------------------------------------------------------------------

 Our management evaluates our performance based on non-GAAP measures,of which the primary performance measure is EBITDA. EBITDA consists of earnings (net income or loss) available to common stockholders before preferred stock dividend, interest expense (including gains (losses) on interest rate swap agreements as well as write-off of deferred financing costs and debt discount), income tax expense, depreciation and amortization. We also use these same measures when evaluating potential acquisition candidates.

 We believe EBITDA is useful to an investor in evaluating our operating performance because:
 * it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;
 * it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swap agreements and payment-in-kind dividend) and asset base
   (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and
 * it helps investors identify items that are within our operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

 Our management uses EBITDA:
 * as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;
 * as one method we use to estimate a purchase price (often
   expressed as a multiple of EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;
 * in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management;
 * as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;
 * in evaluations of field operations since it represents
   operational performance and takes into account financial measures within the control of the field operating units;
 * as a component of incentive cash bonuses paid to our executive officers and other employees;
 * to assess compliance with financial ratios and covenants included in our credit agreements; and
 * in communications with investors, lenders, and others concerning our financial performance.

 The following presents a reconciliation of net income available to common stockholders to our total EBITDA (in thousands)

                           Three Months Ended     Fiscal Year Ended
                              December 31,           December 31,
                           -------------------   -------------------
                              2006      2005       2006       2005
                           --------   --------   --------   --------
 Net income available
  to common stockholders   $    351   $    553   $  1,417   $  3,468
 Accrued payment-in-kind
  dividend on preferred
  stock                         938         --      1,603         --
 Depreciation and
  amortization                4,835      4,498     19,070     14,795
 Interest expense, net        3,459      3,753     15,632     10,366
 Write-off of deferred
  financing costs and
  debt discount                  --         --      3,240      1,308
 Net gain on terminated
  interest rate swap             --         --     (3,980)        --
 Unrealized (gain)
  loss on interest
  rate swap                    (418)        --      3,393         --
 Income tax
  provision                     999        355      2,313      2,248
                           --------   --------   --------   --------
 Total EBITDA              $ 10,164   $  9,159   $ 42,688   $ 32,185
                           ========   ========   ========   ========
 As a percentage
  of revenue                   27.2%      28.0%      28.6%      28.2%

 The following table presents a reconciliation of net income available to common stockholders to adjusted net income available to common stockholders to exclude write-off of deferred financing costs and debt discount, (gains) losses on interest rate swap agreements (in thousands).
 Management believes that this non-GAAP measure is useful to an investor because the excluded items are not representative of our on-going operational performance. Per share information of the adjusted net income available to common stockholders is also shown below:

 Adjusted net income available to common
 stockholders to exclude write-off of deferred
 financing costs and debt discount, gains
 (losses) on interest rate swap agreements:

                            Three Months Ended       Fiscal Year Ended
                                December 31,            December 31,
                           ---------------------   -------------------
                              2006        2005       2006       2005
                            --------    --------   --------   --------
 Net income available
  to common stockholders    $    351    $    553   $  1,417   $  3,468
 Write-off of deferred
  financing costs and
  debt discount, net of
  tax                             --          --      2,033        850
 Net gain on terminated
  interest rate swap,
  net of tax                      --          --     (2,500)        --
 Unrealized (gain) loss
  on interest rate swap,
  net of tax                    (253)         --      2,143         --
                            --------    --------   --------   --------
 Adjusted net income
  available to common
  stockholders              $     98    $    553   $  3,093   $  4,318
                            ========    ========   ========   ========

 PER SHARE DATA
  (Basic and diluted):

 Adjusted net income
  available to common
  stockholders to exclude
  write-off of deferred
  financing costs and
  debt discount, gains
  (losses) on interest
  rate swap agreements:

  -- Basic                  $   0.01    $   0.03   $   0.19   $   0.28
                            ========    ========   ========   ========
  -- Diluted                $   0.01    $   0.03   $   0.19   $   0.28
                            ========    ========   ========   ========
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Basic)         16,381      16,279     16,360     15,579
                            --------    --------   --------   --------
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Diluted)       16,423      16,324     16,399     15,641
                            --------    --------   --------   --------

 These non-GAAP measures may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. They should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

                     Supplemental Disclosures
 ----------------------------------------------------------------------
                        (Dollars in millions)

                                                    Fiscal Year Ended
                                                    December 31, 2006
                                                    ------------------
 Revenue Breakdown:
     Collection                                      $ 85.8      46.5%
     Disposal                                          60.8      33.0%
     Transfer                                          29.4      15.9%
     Other                                              8.4       4.6%
                                                    -------    -------
          Total                                       184.4     100.0%
     Intercompany eliminations                        (34.9)
                                                    -------
              Total reported revenue                $ 149.5
                                                    =======

 Internalization of Disposal:
 Fiscal year ended December 31, 2006                   76.1%

 Debt-to-Capitalization:
   Long-term debt including current maturities      $ 167.3
   Total equity                                       167.8
                                                    -------
              Total capitalization                  $ 335.1
                                                    =======

                  Debt-to-total capitalization         49.9%

 ----------------------------------------------------------------------

 Net Debt-to-Capitalization:

   Long-term debt including current maturities      $ 167.3
   Cash on hand and restricted cash (a)               (53.5)
                                                    -------
   Net debt                                           113.8
   Total equity                                       167.8
                                                    -------
              Total capitalization                  $ 281.6
                                                    =======

                Net debt-to-total capitalization       40.4%

 (a) Total restricted cash of $1.3 million relates to long-term tax-exempt bonds.

CONTACT:  WCA Waste Corporation
          Tommy Fatjo
          713-292-2400
          Houston, Texas